Exhibit 99.2

Pier 1 Imports, Inc. Announces Annual Meeting of Shareholders and Quarterly Conference Call Information

FORT WORTH, Texas--(BUSINESS WIRE)--April 5, 2013--Pier 1 Imports, Inc. (NYSE:PIR) announced that May 3, 2013, is the record date for its Annual Meeting of Shareholders to be held July 2, 2013.

As previously announced, the Company will report fiscal 2013 fourth quarter and fiscal year financial results prior to market open on Thursday, April 11, 2013 and will host a conference call later that morning at 10:00 a.m. Central Time to discuss the results. Investors will be able to connect to the call through the Company’s website at www.pier1.com. The conference call can be accessed by linking through to the “Investor Relations” page to the “Events” page, or you can listen to the conference call by dialing 1-800-498-7872, or if international, 1-706-643-0435. The conference ID number is 19369600.

A replay will be available after 12:00 p.m. Central Time for a 24-hour period and the replay can be accessed by dialing 1-855-859-2056, or if international, 1-404-537-3406 using conference ID number 19369600.

Pier 1 Imports, Inc. is the original global importer of imported decorative home furnishings and gifts. Information about the Company is available on www.pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Cary Turner, 817-252-8400